UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2010

Astronics Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 Commerce Way, East Aurora, New York		14052
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-805-1599

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

Astronics Corporation today announced that it expects to record a fourth quarter non-cash, pre-tax charge of approximately $19.4 million for impairment of goodwill and other intangible assets related to its Test Systems business. As a result of this charge, the Company expects to report a net loss for the fourth quarter and the year ended December 31, 2009.

The impairment charge reflects lower than previously anticipated revenue and future cash flow from Astronics’ Test Systems business, which was acquired as part of the Company’s acquisition of DME Corporation in January 2009. Astronics has reduced its revenue outlook for the Test Systems business as compared with its initial assessment as a result of low new order bookings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

January 19, 2010	By:	/s/ David C. Burney

Name: David C. Burney
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	January 19, 2010 Press Release